Exhibit 10.9

Execution Copy

Exhibit B

EXECUTIVE INCENTIVE POOL PLAN

BI-LO HOLDING, LLC 2012

EXECUTIVE INCENTIVE POOL PLAN

AWARD AGREEMENT

This AWARD AGREEMENT (this “Agreement”) is made as of             , 2012 (the “Grant Date”), by and between BI-LO Holding, LLC, a Delaware limited liability company (the “Company”), and              (“Participant”).

WHEREAS, the Company and Participant entered into that certain Employment Agreement dated February     , 2012 pursuant to which Participant is employed by the Company (the “Employment Agreement”);

WHEREAS, Participant is an eligible participant in the BI-LO Holding, LLC 2012 Executive Incentive Pool Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, the Committee has approved the grant to Participant of an award of Pool Units pursuant to the Plan, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1. Incorporation of Plan. Participant hereby acknowledges that Participant has been provided with a copy of the Plan. The terms and conditions of the Plan, as the same may be amended from time to time, are hereby incorporated by reference into this Agreement. Should there be any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern. The interpretation and construction by the Committee of the Plan, this Agreement, the Award and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant. Unless specifically defined herein, each capitalized term used herein shall have the meaning ascribed to such term in the Plan.

2. Grant of Award; Certain Terms and Conditions. The Company hereby grants to Participant, and Participant hereby accepts, as of the date hereof, an award of              Pool Units (the “Pool Units”), which Pool Units shall be subject to all of the terms and conditions set forth in the Plan and this Agreement (the “Award”).

3. Vesting and Settlement of Pool Units. Pool Units granted to each Participant shall vest, be forfeited and become payable in accordance with the terms and conditions of the Plan.

4. Binding Arbitration.

(a) Generally. Participant and the Company shall agree that any controversy or claim arising out of or relating to this Agreement, the employment relationship between Participant and the Company, or the termination thereof, including the arbitrability of any controversy or claim, which cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to arbitration in Jacksonville, Florida, to the American Arbitration Association, before a single arbitrator appointed in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association, as such procedures and rules may be amended from time to time and modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. Notwithstanding the foregoing, a party who seeks equitable relief, including injunctive relief, shall not be obligated to utilize the arbitration proceedings required hereunder and instead may seek such relief in any state or federal court sitting in Jacksonville, Florida.

(b) Binding Effect. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator shall only be authorized to interpret the provisions of this Agreement, and shall not amend, change or add to any such provisions. The parties agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

(c) Fees and Expenses. Except as otherwise provided in this Agreement, the Plan or by applicable law, the arbitrator will be authorized to apportion its fees and expenses as the arbitrator deems appropriate and the arbitrator will be authorized to award the prevailing party its fees and expenses (including attorneys’ fees). In the absence of any such apportionment or award, each party will bear the fees and expenses of its own attorney.

(d) Confidentiality. The parties and the arbitrator will keep confidential, and will not disclose to any person, except the parties’ advisors and legal representatives, or as may be required by law, the existence of any controversy under this Section 4, the referral of any such controversy to arbitration or the status or resolution thereof.

(e) Waiver. Participant acknowledges that arbitration pursuant to this Agreement includes all controversies or claims of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Americans With Disabilities Act and all similar federal, state and local laws, and Participant hereby waives all rights thereunder to have a judicial tribunal and/or a jury determine such claims.

(f) Acknowledgment. Participant acknowledges that before agreeing to participate in this Agreement, Participant has had the opportunity to consult with any attorney or other advisor of Participant’s choice, and that this provision constitutes advice from the Company to do so if Participant chooses. Participant further acknowledges that Participant has agreed to participate in this Agreement of Participant’s own free will, and that no promises or representations have been made to Participant by any person to induce Participant to participate in this Agreement other than the express terms set forth herein and the Employment Agreement. Participant further acknowledges that Participant has read this Agreement and understands all of its terms, including the waiver of rights set forth in this Section 4.

5. No Guarantee of Employment. Nothing in this Agreement or the Plan shall confer upon Participant any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time and for any reason.

6. No Joint Venture. This Agreement and the Plan shall not be considered to create a joint venture between Participant and the Company or to provide Participant with any ownership interest in the Company or any right or interest with respect to the earnings and profits or assets of the Company except for payments payable pursuant to this Agreement and the Plan.

7. Pool Unit Not Salary. Neither the grant of Pool Units nor any payment to be made with respect thereto shall be deemed salary or other compensation to Participant for the purpose of computing other benefits to which Participant may be entitled under any severance arrangement, retirement plan, employment agreement or other similar arrangement that the Company may now or hereafter have or adopt.

8. Amendment and Cancellation. The Committee may amend the terms of this Agreement or the Plan, but no such amendment shall adversely affect in any material way a Participant’s rights under this Agreement or the Plan without the prior written consent of Participant. The Committee may, with a Participant’s written consent, cancel this Agreement in exchange for a new award under the Plan.

9. Withholding Taxes. The Company or an Affiliate shall have the right to require Participant to remit to the Company or such Affiliate, or to withhold from other amounts payable to Participant, as compensation or otherwise, any amount required to satisfy all federal, state and local income and employment tax withholding requirements.

10. Notices. All notices and other communications under this Agreement and the Plan shall be in writing (including electronically) and shall be given in person or by either personal delivery, personal email with return receipt requested, facsimile with confirmation of receipt, overnight delivery, or first class mail, certified or registered with return receipt requested, with postal or delivery charges prepaid, and shall be deemed to have been duly given when delivered personally, emailed, or three days after mailing first class, certified or registered with return receipt requested.

11. Entire Agreement. This Agreement supersedes any and all other agreements either oral or written, between the parties hereto with respect to the subject matter hereof. In addition, this Agreement and the Plan supersede and replace the BI-LO Transaction Bonus Program, in which Participant may have been a participant.

12. Severability and Waiver. If any provision contained in this Agreement shall be held to be invalid, illegal or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically by the parties as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) Participant and Participant’s executors, administrators, personal representatives and heirs, and (ii) the Company, its successors and assigns.

14. Headings and Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Agreement.

15. No Guarantee of Tax Consequences. No person connected with this Agreement in any capacity, including, but not limited to, the Company or any Affiliate and their respective members, partners, directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any award granted to or for the benefit of Participant or that such tax treatment will apply to or be available to Participant. Participant should consult with Participant’s own tax advisor to determine the tax consequences to Participant that are associated with participating in the Agreement.

16. Participant Acknowledgments. Participant acknowledges by accepting this Agreement and the Award that Participant has reviewed this Agreement and the Plan and agrees to be bound by the terms and provisions hereof and thereof. Participant further acknowledges that Participant has been advised to consult with Participant’s own attorney, financial advisor and tax advisor concerning the legal, financial and tax matters associated with participating in this Agreement and the Plan.

17. Governing Law. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware.

18. Assignment. This Agreement is not assignable by any Participant without the prior written consent of the Company, and any attempted assignment without such consent shall be void ab initio. No right or interest of Participant under this Agreement and/or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of Participant.

19. Compliance With Code Section 409A. The compensation payable to or with respect to any Participant pursuant to this Agreement is intended to be compensation that is not subject to the tax imposed by Internal Revenue Code section 409A, and this Agreement shall be administered and construed to the fullest extent possible to reflect and implement such intent.

[Signature Page Follows.]

Execution Copy

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written, but to be effective as of the Effective Date.

COMPANY:

BI-LO HOLDING, LLC

By:
Name:
Title:

PARTICIPANT:

Spouse of Participant, if applicable

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